    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1994

                                                        REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               NORAM ENERGY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                        72-0120530
      (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)
                                                              HUBERT GENTRY, JR.
                                                            SENIOR VICE PRESIDENT
             1600 SMITH STREET                               AND GENERAL COUNSEL
                 11TH FLOOR                                   1600 SMITH STREET
            HOUSTON, TEXAS 77002                                  11TH FLOOR
               (713) 654-5699                                HOUSTON, TEXAS 77002
       (ADDRESS, INCLUDING ZIP CODE,                            (713) 654-5699
      AND TELEPHONE NUMBER, INCLUDING                (NAME, ADDRESS, INCLUDING ZIP CODE,
         AREA CODE, OF REGISTRANT'S                  AND TELEPHONE NUMBER, INCLUDING AREA
        PRINCIPAL EXECUTIVE OFFICES)                     CODE, OF AGENT FOR SERVICE)

                            ------------------------
                                    Copy to:

                            GERRY D. OSTERLAND, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 220-3939
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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- --------------------------------------------------------------------------------

                                             PROPOSED MAXIMUM  PROPOSED MAXIMUM
   TITLE OF SECURITIES       AMOUNT TO BE   AGGREGATE OFFERING AGGREGATE OFFERING     AMOUNT OF
     TO BE REGISTERED         REGISTERED    PRICE PER SHARE(1)     PRICE (1)     REGISTRATION FEE
- --------------------------------------------------------------------------------------------------
Common stock, $.625 par
  value per share.........  5,000,000 shares      $6.5625       $32,812,500.00      $11,315.00
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Common Stock reported in the consolidated reporting system for August 9, 1994.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 15, 1994

PROSPECTUS

                                5,000,000 SHARES

                                  COMMON STOCK

                             DIRECT STOCK PURCHASE
                         AND DIVIDEND REINVESTMENT PLAN
                             ---------------------

     The Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan") of NorAm Energy Corp., formerly known as Arkla, Inc. (the "Company"), offers its customers and other interested parties an opportunity to purchase Common Stock, $.625 par value per share ("Common Stock"), directly from the Company and avoid brokerage fees and commissions and to automatically reinvest their dividends in shares of Common Stock. The purpose of the Plan is to provide new investors with a convenient means to make an initial investment in Common Stock and to provide existing holders of Common Stock with a means to have their dividends automatically reinvested in shares of Common Stock and a convenient and economical way to purchase additional shares of Common Stock.

     The shares of Common Stock purchased under the Plan may be sold by the Company from shares purchased by it on the open market, sold by the Company from shares held by the Company as treasury stock or issued by the Company from its authorized but unissued shares. In the event of an open market purchase, the Market Price (as defined under the caption "DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN -- Source and Price of Shares" below) for the Common Stock will be the weighted average price (excluding brokerage fees and commissions) of all shares purchased for the relevant Investment Date (as defined under the caption "DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN -- Investment Dates" below). The Market Price of shares purchased under the Plan that are sold from the Company's treasury stock or issued from the Company's authorized but unissued shares of Common Stock will be calculated by computing the five-day simple average of the daily average of the high and low prices of the Common Stock on the New York Stock Exchange for the five business days prior to the relevant Investment Date.

     The price to the participant of shares purchased with initial investments or optional cash investments will be 100% of the Market Price. The price to the participant of shares purchased under the Plan with reinvested dividends will be 97% of the Market Price.

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "NAE." On August 9, 1994, the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape was $6 1/2. See "Price Range of Common Stock and Dividends."

     This Prospectus should be retained for future reference.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on, and reports, proxy statements and other information concerning the Company can be inspected at the offices of, the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Form 10-K") and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 (the "Form 10-Qs"), which have been filed previously with the Commission under File No. 1-3751.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus. The documents incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus does not purport to be comprehensive and is based upon information contained in the Incorporated Documents. Accordingly, the information contained herein should be read together with the information contained in the Incorporated Documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the Incorporated Documents, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Stockholder Relations Department, NorAm Energy Corp., P.O. Box 21734, Shreveport, Louisiana 71151, telephone number (318) 429-2925.

                                  THE COMPANY

     The Company is principally engaged in the distribution and transmission of natural gas including gathering, storage and marketing. On May 10, 1994, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to change the Company name from Arkla, Inc. to NorAm Energy Corp. The purpose of the name change is to more accurately describe the geographical area served by the Company.

     To reflect the natural division of the Company's operations, the Company is organized into two operating units, natural gas distribution and natural gas pipeline. The Company operates its gas distribution business through its Arkla division, its Entex division and its Minnegasco division. The gas transmission operations of the Company are conducted by NorAm Gas Transmission Company, Mississippi River Transmission Corporation and NorAm Energy Services, Inc.

     The Company's principal executive offices are located at 1600 Smith Street, 11th Floor, Houston, Texas 77002. Its mailing address is P.O. Box 2628, Houston, Texas, 77252-2628, and its telephone number is (713) 654-5699.

                             DIRECT STOCK PURCHASE
                         AND DIVIDEND REINVESTMENT PLAN

     The Plan offers the Company's customers and other interested parties an opportunity to purchase Common Stock directly from the Company and avoid brokerage fees and commissions and to automatically reinvest their dividends in shares of Common Stock. The shares of Common Stock purchased under the Plan may be sold by the Company from shares purchased by it on the open market, sold by the Company from shares held by the Company as treasury stock or issued by the Company from its authorized but unissued shares.

PURPOSE

     The purpose of the Plan is to provide new investors with a convenient means to make an initial investment in Common Stock and to provide existing holders of Common Stock with a means to have their dividends automatically reinvested in shares of Common Stock without transferring such shares to the Agent (as defined below) and a convenient and economical way to purchase additional shares of Common Stock. Participants in the Plan may elect to have cash dividends, on shares held by them in their Plan accounts or otherwise, paid by check or reinvested. If a participant elects to have his or her dividends reinvested, the participant may designate all or a portion of the cash dividends to be used to purchase additional shares of Common Stock at a 3% discount to the Market Price.

ADVANTAGES TO PARTICIPANTS

     - Persons not presently owning shares of Common Stock may become participants by making an initial cash investment of at least $200, up to a maximum of $60,000, to purchase shares under the Plan.

     - Existing holders of Common Stock may automatically reinvest all or a portion of their cash dividends in Common Stock at a 3% discount from the Market Price for the stock.

     - All participants may invest additional funds in Common Stock through optional cash payments of at least $25, up to a maximum of $60,000 per calendar year. Optional investments may be made by check, money order or automatic deduction from a predesignated bank account. Optional investments may be made occasionally or at regular intervals, as the participant desires.

     - Participants pay no brokerage fees or commissions in connection with purchases of, or reinvestment of dividends in, shares of Common Stock under the Plan.

     - Funds invested in the Plan are fully invested through the purchase of whole and fractional shares, and proportionate cash dividends on fractions of shares are used to purchase additional shares.

     - The Plan offers a share safekeeping service whereby participants may deposit their Common Stock certificates with the Agent and have their ownership of such Common Stock maintained on the Agent's records as part of their Plan account.

     - Participants may make transfers or gifts of Common Stock held in their Plan accounts at no charge. When a participant transfers or gives shares to another person, an account will be opened for the recipient and he or she will enjoy full Plan benefits.

     - After each transaction, a statement will be mailed showing amounts invested, dividends received, purchase prices including any discount received, shares purchased, total shares accumulated and other information relating to the status of the account. Automatic withdrawal confirmations and optional cash payments will be acknowledged.

ADMINISTRATION

     Mellon Securities Trust Company (the "Agent") will administer the Plan, purchase and hold shares of Common Stock acquired under the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan. Participants may contact the Agent by writing to:

                               NorAm Energy Corp.
                      c/o Mellon Securities Trust Company
                                  P.O. Box 750
                              Pittsburgh, PA 15230

or by telephoning the Agent toll free at 1-800-526-0801 between 9:00 a.m and 5:00 p.m. Eastern Time.

ELIGIBILITY

     Any person or entity, whether or not a holder of record of shares of Common Stock, is eligible to participate in the Plan, provided that (i) such person or entity completes, signs and delivers to the Agent an Enrollment Form in the manner described under the caption "Enrollment Procedures" below, and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company or the participant. Existing holders of Common Stock may elect to participate in the dividend reinvestment portion of the Plan with respect to their shares of Common Stock held outside of the Plan.

ENROLLMENT PROCEDURES

     After being furnished with a copy of this Prospectus, any eligible applicant may enroll in the Plan by completing and signing an Enrollment Form and delivering it to the Agent. Enrollment Forms are available upon request from the Agent. See "Administration" above. Any current holder of Common Stock should sign his or her name on the Enrollment Form exactly as it appears on the certificates representing such holder's shares of Common Stock. Any other eligible applicant must include a minimum initial investment of at least $200, but not more than $60,000, with his or her completed Enrollment Form. See "Initial Investments and Optional Cash Investments" below.

     In addition, any eligible applicant who is a current beneficial owner of Common Stock may elect to participate in the dividend reinvestment portion of the Plan with respect to all or any portion of the shares of Common Stock currently owned by such applicant. Any such applicant may change his or her level of participation in the Plan by following the procedures described under the caption "Methods of Investment" below. Such applicant may elect to continue to hold the certificates representing such shares outside of the Plan, in which case such shares will not be considered part of his or her Plan account, or may elect to deposit such shares into his or her Plan account through the Plan's share safekeeping service. See "Share Safekeeping" below.

     ANY PARTICIPANT IN THE COMPANY'S PREVIOUS AUTOMATIC DIVIDEND REINVESTMENT PLAN WILL AUTOMATICALLY CONTINUE AS A PARTICIPANT IN THE PLAN WITHOUT SENDING IN A NEW ENROLLMENT FORM.

     Any beneficial owner of Common Stock registered in the name of someone other than such beneficial owner (for example, a broker or bank nominee) may participate in the dividend reinvestment portion of the Plan by making arrangements with his or her broker or bank to participate on his or her behalf through the Depository Trust Company Dividend Reinvestment Service. Brokers and nominees owning Common Stock held at Depository Trust Company may participate in the Plan through such service.

     Enrollment Forms will be processed as promptly as practicable after receipt by the Agent. Participation in the Plan will begin after the properly completed Enrollment Form has been reviewed and accepted by the Agent.

INITIAL INVESTMENTS AND OPTIONAL CASH INVESTMENTS

     For those applicants who are not already record holders of Common Stock, an initial investment of at least $200, but not more then $60,000, in the form of a personal check or money order must be included with the completed Enrollment Form and delivered to the Agent.

     Participants may make optional cash investments by personal check or money order. Optional cash investments must be at least $25 for any single investment and not cause the total investment in any calendar year to exceed $60,000. There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary.

     Initial investments and optional cash investments must be received by the Agent no later than three business days prior to an Investment Date (as defined below) to be invested on such Investment Date. Otherwise, the initial investment or optional cash investment will be held by the Agent and invested on the next Investment Date. Upon a participant's written request received by the Agent no later than two business days prior to the applicable Investment Date, an initial investment or optional cash investment not already invested under the Plan will be cancelled or returned to the participant, as appropriate. However, no refund of a check or money order will be made until the funds have been actually received by the Agent. Accordingly, such refunds may be delayed several weeks from the original date of the request.

     No interest will be paid on amounts held by the Agent pending investment. Investors should transmit initial investments and optional cash investments so as to reach the Agent shortly (but not less than three business days) before an Investment Date. All initial investments and optional cash investments are subject to collection by the Agent of full face value in U.S. funds.

INVESTMENT DATES

     The Plan's Investment Dates are the 1st and 15th of each calendar month, or, if any such date is not a day on which the New York Stock Exchange is open for business, the next day on which it is so open.

METHODS OF INVESTMENT

  Check Investment

     Initial investments and optional cash investments may be made by check or money order payable in U.S. dollars to "NorAm Energy Corp". Optional cash investments must be mailed to the Agent together with the Cash Investment Form attached to each account statement sent to participants. The optional cash investment must be received three business days prior to an Investment Date to be invested on such Investment Date.

  Automatic Investment From a Bank Account

     Participants may make optional cash investments through automatic monthly investments of a specified amount (not less than $25 up to a total of $60,000 per calendar year) through an Automated Clearing House ("ACH") withdrawal from a predesignated U.S. bank account.

     To initiate automatic monthly deductions, the participant must complete and sign the Automatic Monthly Deduction portion of the Enrollment Form and return it to the Agent together with a voided blank check for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable.

     Once automatic monthly deductions are initiated, funds will be drawn from the participant's designated bank account on either the 12th or 27th of each month (whichever the participant has designated), or, if any such date falls on a weekend or holiday, the next business day, and will be invested in Common Stock on the next Investment Date.

     Participants may change or terminate automatic monthly deductions by completing the Automatic Monthly Deduction portion of a new Enrollment Form and signing and submitting the new Enrollment Form to the Agent. To be effective with respect to a particular Investment Date, however, the new Enrollment Form must be received by the Agent at least ten business days preceding the ACH Date for such Investment Date.

  Dividends

     Participants may elect (i) full reinvestment of dividends, (ii) partial cash payment and partial reinvestment of dividends or (iii) full cash payment of dividends. Participants may elect to reinvest dividends on Common Stock held in their Plan accounts by designating their election on the Enrollment Form. Participants who are current record holders of Common Stock may elect to reinvest dividends on Common Stock not held in their Plan accounts by designating their election on the Enrollment Form. Participants who are beneficial owners of Common Stock registered in the name of someone other than such beneficial owners may elect to reinvest dividends on Common Stock by making arrangements with their broker or bank to participate on their behalf through the Depository Trust Company Dividend Reinvestment Service. Brokers and nominees owning Common Stock held at Depository Trust Company may participate in the Plan through such service.

     If any participant chooses partial reinvestment, such participant must designate on the Enrollment Form the number of whole shares, whether or not held in his or her Plan account, to reinvest. Dividends paid on all other shares registered in the participant's name will be paid in cash.

     Once a participant elects reinvestment, cash dividends paid on shares of Common Stock to which such election relates, including those held in the participant's Plan account, will be reinvested in additional shares of Common Stock at a 3% discount from the Market Price. If the participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner or by direct deposit, if the participant has elected the direct deposit option. See "Direct Deposit of Dividends" below.

     Reinvestment levels may be changed from time to time as a participant desires by submitting a new Enrollment Form to the Agent or by making arrangements with his or her broker or bank to change such levels through the Depository Trust Company Dividend Reinvestment Service, as applicable. Brokers and nominees owning Common Stock held at Depository Trust Company may change their reinvestment levels through such service. To be effective with respect to a particular Common Stock dividend, any such change must be received by the Agent on or before the record date for such dividend. The record date is usually about one month prior to the payment of the dividend. The Company has historically paid cash dividends on Common Stock on the 15th day of March, June, September and December. The payment of dividends in the future and the amount of such payments, if any, will depend upon the Company's earnings and such other factors as the Board of Directors deems relevant. See "Price Range of Common Stock and Dividends" below.

DIRECT DEPOSIT OF DIVIDENDS

     Through the Plan's direct deposit feature, participants may elect to have any cash dividends not being reinvested under the Plan paid by electronic funds transfer to the participant's predesignated bank account. To receive such dividends by direct deposit, participants must first complete and sign a Direct Deposit Form and return the form to the Agent. Direct Deposit Forms are available upon request from the Agent. See "Administration" above.

     Direct Deposit Forms will be processed and will become effective as promptly as practicable after receipt by the Agent. Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Agent.

SOURCE AND PRICE OF SHARES

     At the Company's option, shares purchased under the Plan may be shares purchased by the Company on the open market, shares held by the Company as treasury stock or shares issued from the Company's authorized but unissued shares of Common Stock. In the event of an open market purchase, the Market Price for the Common Stock will be the weighted average price (excluding brokerage fees and commissions) of all shares purchased for the relevant Investment Date. The Market Price of shares purchased under the Plan that are sold from the Company's treasury stock or issued from the Company's authorized but unissued shares of Common Stock will be calculated by computing the five-day simple average of the daily average of the high and low prices of the Common Stock on the New York Stock Exchange for the five business days prior to the relevant Investment Date. All fractional shares will be rounded to four decimal places and will be credited to the participant's account in the same manner as whole shares.

     The price to the participant for stock purchased with optional cash investments or initial investments will be at 100% of the Market Price. The price to the participant of shares purchased under the Plan with reinvested dividends will be 97% of the Market Price.

GIFT/TRANSFER OF SHARES WITHIN THE PLAN

     If a participant wishes to transfer the ownership of all or part of the participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the participant may effect such transfer by mailing a properly completed Gift/Transfer Form, to the Agent. Transfers of less than all of the participant's shares must be made in whole share amounts. No fraction of a share may be transferred unless the participant's entire account is transferred. Requests for transfer are subject to the same requirements as are applicable to the transfer of Common Stock certificates, including the requirement of a medallion stamp guarantee. Gift/Transfer Forms are available upon request from the Agent. See "Administration" above.

     Shares so transferred will continue to be held by the Agent under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant and such transferee will automatically be enrolled in the Plan. If the transferee is not already a registered stockholder or a Plan participant, the donor may make a dividend reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment level after the gift has been made as described under "Dividends" above.

     After the transfer, the transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.

CERTIFICATES FOR SHARES

     Shares purchased and held under the Plan will be held in safekeeping by the Agent in its name or the name of its nominee. The number of shares (including fractional interests) held for a participant will be shown on his or her statement of account. Participants may obtain a new certificate for all or some of the whole shares of Common Stock held in their Plan accounts by completing the information on the reverse side of their statement or upon detailed written request to the Agent. Any remaining whole or fractional shares will continue to be held by the Agent. Partial withdrawal of shares in the form of a certificate in no way affects dividend reinvestment. See "Dividends" above.

     Except as described under the caption "Gift/Transfer of Shares Within the Plan" above, shares of Common Stock held by the Agent for a participant's Plan account may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the participant's name.

REPORTS TO PARTICIPANTS

     After each purchase of shares to be held in a participant's Plan account, the participant will receive a statement showing the amount invested, the amount of dividends received, the purchase price, the number of shares purchased, deposited, sold, transferred or withdrawn, the total shares accumulated and other information for each transaction during the year. The statement will consolidate all shares held by the Agent for the participant and other shares registered in the participant's name. Each participant is responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Current duplicate statements will be available from the Agent. A fee may be charged by the Agent for duplicate statements relating to previous tax years, if available.

     Each participant will receive the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to stockholders, a notice of the annual meeting and accompanying proxy statement. In addition, each participant will receive an Internal Revenue Service information return for reporting dividend income received if so required.

     All notices, statements and reports from the Agent to a participant will be addressed to the participant at his latest address of record with the Agent. Therefore, participants should promptly notify the Agent of any change of address.

SHARE SAFEKEEPING

     At the time of enrollment in the Plan, or at any later time, participants may for a modest fee use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Agent. Shares deposited will be transferred into the name of the Agent or its nominee and credited to the participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan.

     By using the Plan's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with the Agent are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. See "Closing a Plan Account" and "Sale of Shares" below and "Gift/Transfer of Shares Within the Plan" above.

     Participants who wish to deposit their Common Stock certificates with the Agent must mail their request and their certificates to the Agent. The certificates should not be endorsed. It is recommended that when mailing certificates to the Agent, the participant should use registered, insured mail. See "Administration" above.

SALE OF SHARES

     Participants may request the Agent to sell any number of whole shares held in their Plan accounts by completing the information on the reverse side of their account statement or by giving detailed written instructions to the Agent. Sales are made every Tuesday and Thursday of each week (a "Sale Date"). The Agent will make the sale beginning on the first Sale Date following receipt of the request. The participant will receive the proceeds, less applicable brokerage commissions, if any. Proceeds of shares sold through the Plan will be paid to the participant by check.

     If instructions for the sale of shares are received on or after an ex-dividend date but before the related dividend payment is made, the sale will be processed as described above and a separate check for the dividends will be mailed following the payment date. A request to sell all shares held in a participant's account will be treated as a withdrawal from the Plan.

     Sales will be made for the participant's account on the open market through a securities broker designated by the Agent. The Agent may commingle each participant's shares with those of other participants for the purpose of executing sales resulting in a net sale of shares. The sale price for shares sold for a participant will be credited at the average price per share of all shares sold, with respect to that Sale Date. In addition to any brokerage commissions, a modest fee may be charged by the Agent for the sale of shares.

CLOSING A PLAN ACCOUNT

     A participant may close a Plan account at any time by completing the information on the reverse side of his or her statement or by giving detailed written instructions to the Agent. Upon withdrawal from the Plan, a certificate for the whole shares held in the Plan for the participant will be issued. Alternatively, a participant may specify in the withdrawal notice that all or a portion of whole shares be sold. The Agent will make the sale beginning on the next Sale Date after receipt of the withdrawal notice, and the participant will receive a check for the proceeds, less any applicable cost.

     Participants closing a plan account will receive a check for the cash value of any fractional shares. Fractions of shares will be valued at the same price as whole shares sold for a participant.

     If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate check for the dividends will be mailed following the payment date.

     No optional cash investments may be made after participation in the Plan has been terminated. In order to initiate participation, the former participant must re-enroll in the Plan. See "Initial Investments and Optional Cash Investments".

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences of participating in the Plan. The tax consequences to a particular participant may vary on account of individual circumstances. A participant should consult his or her tax advisor as to the income tax consequences based upon his or her particular circumstances and as to the consequences under state, local and foreign law.

  Reinvested Dividends

     In the case of reinvested dividends, when the Agent acquires shares for a participant's account directly from the Company, the participant must include in gross income a dividend measured by the fair market value of the shares so acquired. Alternatively, when the Agent purchases Common Stock for a participant's account on the open market with reinvested dividends, the amount of the dividend may also include that portion of any brokerage commissions paid by the Agent that are attributable to the purchase of the participant's shares. For both alternatives described above, the basis of shares so acquired is in general equal to the amount of the dividend attributable to the acquisition of the shares (i.e., the basis of shares generally equals the amount of dividends included in the gross income of a participant).

  Voluntary Cash Payments

     In the case of the shares purchased on the open market with optional cash investments, participants may be in receipt of a dividend to be included in gross income to the extent of any brokerage commissions paid by the Company. The participant's basis in the shares acquired with optional cash investments will be the cost of the shares to the Agent plus an allocable share of any brokerage commissions paid by the Company.

  Additional Information

     The holding period for shares purchased under the Plan will begin the day after the date the shares are acquired.

     A participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan, or when a participant sells shares after such termination. However, a participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan shares held in such participant's account or for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in such shares or fractional share. Such gain or loss will be capital in character if such shares or fractional share are a capital asset in the hands of the participant.

     Under backup withholding regulations promulgated by the Internal Revenue Service, dividends that are reinvested pursuant to the Plan may be subject to the withholding tax generally applicable to dividends unless the participant provides the Company with the participant's taxpayer identification number. Any amount so withheld will be treated as a taxable dividend received by the participant under the foregoing rules and will be reflected on such participant's Form 1099-DIV together with other dividends actually received by such participant.

     For further information as to the tax consequences to participants in the Plan, including state, local and foreign tax consequences, participants should consult with their own tax advisors. The above discussion is based on federal income tax laws as in effect as of the date hereof. Participants should consult their tax advisors with respect to the impact of any future legislative proposals or legislation enacted after the date of this Prospectus.

STOCKHOLDERS SUBJECT TO WITHHOLDING

     In the case of foreign stockholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, or in the case of domestic stockholders whose dividends are subject to backup withholding, the Agent will invest in Common Stock an amount equal to the net dividends of such participants, after deduction of the withholding amount. The amount so withheld will be reflected on a Form 1099-DIV in January as tax withheld.

OTHER INFORMATION

  Stock Split, Stock Dividend or Rights Offering

     Any dividends in Common Stock or split shares distributed by the Company on shares held by the Agent for a participant's Plan account will be added to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name and held in certificated form will be mailed directly to the participant in the same manner as to stockholders who are not participating in the Plan. If a participant has elected to receive cash dividends rather than reinvest them, the election will be adjusted proportionately in the event of a stock split.

     In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant's name and the total number of whole shares held in the participant's Plan account.

  Voting of Plan Shares

     Whole shares held in a Plan account may be voted in person or by the proxy sent to the participant. Fractions of shares cannot be voted.

  Limitation of Liability

     Neither the Company nor the Agent (nor any of their respective agents, representatives, employees, officers, directors, or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a participant's account upon such a participant's death or with respect to the prices or times at which shares are purchased or sold for participants.

  Change or Termination of the Plan

     The Company may suspend, modify or terminate the Plan at any time in whole, in part, or with respect to participants in one or more jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. Upon any whole or partial termination of the Plan by the Company, certificates for whole shares credited to an affected participant's account under the Plan will be issued to the participant and a cash payment will be made for any fraction of a share. Fractions of shares will be valued at the same effective price as whole shares sold for a participant with respect to the next relevant Sale Date as described under the caption "Sale of Shares" above.

  Termination of Enrollment

     The Company may terminate participation in the Plan, after advance written notice is mailed to the participant at the address appearing on the Agent's records. A participant whose account in the Plan has been closed will receive a certificate for the whole shares held in the participant's account and a check for the cash value of any fractional share held in the Plan accounts. Fractions of shares will be valued at the same effective price as whole shares sold for a participant with respect to the next relevant Sale Date as described under the caption "Sale of Shares" above.

                                USE OF PROCEEDS

     The Company is unable to predict the number of shares of Common Stock that will ultimately be sold under the Plan, the prices at which such shares will be sold or the number of such shares, if any, that will be sold by the Company from shares held by the Company as treasury stock or from the Company's authorized but unissued shares of Common Stock. Therefore, the Company cannot estimate the amount of proceeds to be received from the sale of such shares. To the extent that shares of Common Stock are sold from shares held by the Company as treasury stock or from the Company's authorized but unissued shares of Common Stock, the proceeds of such sales will be added to the general funds of the Company and will be used for working capital, capital expenditures and other general corporate purposes.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "NAE". The following table sets forth for the periods indicated the high and low sales prices on the New York Stock Exchange Composite Tape and the amount of cash dividends paid per share of Common Stock.

                                                              HIGH       LOW       DIVIDEND
                                                              ----       ---       --------
    1992
      First Quarter.........................................  $12 3/8    $ 9        $ 0.27
      Second Quarter........................................    9 3/4      6 7/8      0.07
      Third Quarter.........................................   11 1/2      9          0.07
      Fourth Quarter........................................   10 3/4      7 1/2      0.07
    1993
      First Quarter.........................................    9          7 3/8      0.07
      Second Quarter........................................   10 5/8      8 3/4      0.07
      Third Quarter.........................................   10 1/8      8 1/8      0.07
      Fourth Quarter........................................    8 7/8      7 3/8      0.07
    1994
      First Quarter.........................................    9          6 3/4      0.07
      Second Quarter........................................    6 7/8      5 5/8      0.07
      Third Quarter (through August 9, 1994)................    6 7/8      5 21/32    0.07

     On August 9, 1994, the last reported sales price of the Common Stock on the New York Stock Exchange Composite Tape was $6 1/2 per share.

     The most recent quarterly dividend of $0.07 per share was declared by the Board of Directors on July 13, 1994, to be paid on September 15, 1994, to stockholders of record on August 22, 1994. The payment of dividends in the future and the amount of such payments, if any, will depend upon the Company's earnings and such other factors as the Board of Directors deems relevant.

     Under the provisions of the Company's revolving credit facility, the Company's total debt capacity is limited and it is required to maintain a minimum level of stockholders' equity, which requirements may limit the Company's ability to pay dividends. See Note 14 of the Notes to Consolidated Financial Statements incorporated by reference into Item 8 of the Form 10-K and the Liquidity and Capital Resources sections of the Form 10-Qs.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock, $.10 par value ("Preferred Stock"), of which 122,472,082 shares of Common Stock and 2,600,000 shares of $3.00 Convertible Exchangeable Preferred Stock, Series A ("Series A Preferred"), were issued and outstanding at August 8, 1994. The following summary description of these securities is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Company which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     Holders of the Common Stock are entitled to one vote for each share held of record. The Company's Restated Certificate of Incorporation provides for cumulative voting in the election of directors. Subject to the preferential rights of the holders of Preferred Stock, the holders of Common Stock are entitled to receive any dividends which may be declared by the Company's Board of Directors out of funds legally available therefor and to share pro rata in the net assets of the Company upon liquidation. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities and there are no redemption provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and not subject to further calls or assessments.

PREFERRED STOCK

     Holders of Preferred Stock are entitled to such dividends, liquidation preferences, redemption rights, voting rights, conversion and exchange privileges, and other rights and preferences as the Board of Directors of the Company may determine in each resolution authorizing a series of Preferred Stock. The Preferred Stock ranks prior to the Common Stock with respect to both dividends and distribution of assets on liquidation, dissolution or winding up. At the date hereof, the only shares of Preferred Stock issued and outstanding are the shares of Series A Preferred which have a liquidation value of $50 per share, are entitled to cumulative quarterly dividends when and as declared by the Company's Board of Directors at an annual rate of $3.00 per share and are convertible at the option of the holder at any time into shares of Common Stock at a conversion price of $28 5/8 per share of Common Stock, subject to certain adjustments. The holders of Series A Preferred do not have voting rights. However, in the event that the Company fails to pay dividends on shares of Series A Preferred for six consecutive quarters, the holders thereof have the right to elect two directors to the Company's Board. Holders of Series A Preferred have no preemptive rights.

                                 LEGAL OPINIONS

     The legality of the shares of Common Stock offered hereby has been passed upon by Hubert Gentry, Jr., Senior Vice President, General Counsel and Secretary of the Company, 1600 Smith Street, 11th Floor, Houston, Texas 77002. As of August 9, 1994, Mr. Gentry beneficially owned 19,138 shares of Common Stock acquired pursuant to various employee benefit plans of the Company.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, incorporated by reference in the Form 10-K, which is incorporated by reference in this Prospectus, have been so included in reliance on the reports of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

- ------------------------------------------------------
- ------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
The Company...........................    3
Direct Stock Purchase and Dividend
  Reinvestment Plan...................    3
Use of Proceeds.......................   11
Price Range of Common Stock and
  Dividends...........................   11
Description of Capital Stock..........   12
Legal Opinions........................   12
Experts...............................   13
- --------------------------------------
- --------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------

                                5,000,000 SHARES

                                  COMMON STOCK
                           DIRECT STOCK PURCHASE AND
                           DIVIDEND REINVESTMENT PLAN
                            ------------------------

                                   PROSPECTUS

                            ------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be paid by the registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except for the Securities and Exchange Commission registration fee.

                                                                                 AMOUNT
                                                                                --------
    Securities and Exchange Commission Registration Fee.......................  $ 11,315
    Transfer Agent Fees and Expenses..........................................    15,000
    Printing and Engraving Fees...............................................   125,000
    Accountant's Fees and Expenses............................................    60,000
    Legal Fees and Expenses...................................................   115,000
    Blue Sky Fees and Expenses................................................    10,000
    Miscellaneous.............................................................     5,000
                                                                                --------
      Total...................................................................  $341,315
                                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware (the "DGCL") gives corporations the power to indemnify officers and directors under certain circumstances.

     Article III of the Company's By-Laws provides for indemnification of officers and directors to the extent permitted by the DGCL. The Company also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Act.

     Article Seventh of the Company's Restated Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to the Company or its stockholders for breaches of a director's fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to the Company or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

     Article Seventh also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director's liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of the Article Seventh will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

     Reference is made to the forms of U.S. Purchase Agreement and International Purchase Agreement, filed as Exhibit 1.1 and 1.2 hereto, respectively, which contain provisions for indemnification of the Company, its directors, officers, and any controlling persons against certain liabilities for information furnished by the underwriters expressly for use in this Registration Statement.

ITEM 16. EXHIBITS.

       EXHIBIT
         NO.                                  DESCRIPTION OF EXHIBIT
- ---------------------------------------------------------------------------------------------
           4.1       -- Restated Certificate of Incorporation of the Company, as amended
                        (incorporated by reference to Exhibit 4.1 to the Registration
                        Statement on Form S-3 (Registration No. 33-52853), as filed by the
                        Company on March 28, 1994).
           4.2       -- By-Laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (Registration No.
                        33-54241), as filed by the Company on June 23, 1994).
           5         -- Opinion of Hubert Gentry, Jr., Senior Vice President, General Counsel
                        and Secretary of the Company as to the legality of the shares of
                        Common Stock being offered.
          23.1       -- Consent of Coopers & Lybrand, L.L.P.
          23.2       -- Consent of Hubert Gentry, Jr., Senior Vice President, General Counsel
                        and Secretary of the Company (included in Exhibit 5).
          24.1       -- Powers of Attorney of each of the directors and officers of the
                        Company whose name appears on the signature pages hereof.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration

     Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons for the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 15TH DAY OF AUGUST, 1994.

                                            NORAM ENERGY CORP.
                                            (Registrant)

                                            By   /s/  MICHAEL B. BRACY
                                                     (Michael B. Bracy)
                                                Executive Vice President and
                                                Principal Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               T. MILTON HONEA*                Principal executive
              (T. Milton Honea)                   officer and Director
          Chairman of the Board and
           Chief Executive Officer

         /s/  MICHAEL B. BRACY                 Principal financial
             (Michael B. Bracy)                   officer and Director
        Executive Vice President and
         Principal Financial Officer

              JACK W. ELLIS, II*               Principal accounting
             (Jack W. Ellis, II)                 officer
             Vice President and
            Corporate Controller

              JOE E. CHENOWETH*                Director
             (Joe E. Chenoweth)

            O. HOLCOMBE CROSSWELL*             Director
           (O. Holcombe Crosswell)

              WALTER A. DeROECK*               Director
             (Walter A. DeRoeck)

             DONALD H. FLANDERS*               Director                  August 15, 1994
            (Donald H. Flanders)

                JOHN P. GOVER*                 Director
               (John P. Gover)

               ROBERT C. HANNA*                Director
              (Robert C. Hanna

                 MYRA JONES*                   Director
                (Myra Jones)

               SIDNEY MONCRIEF*                  Director
              (Sidney Moncrief)

              LARRY C. WALLACE*                Director
             (Larry C. Wallace)

              D. W. WEIR, SR*                  Director
             (D. W. Weir, Sr.)

        *By    /s/  MICHAEL B. BRACY
                (Michael B. Bracy
                Attorney-in-Fact)



                               INDEX TO EXHIBITS

       EXHIBIT
         NO.                             DESCRIPTION OF EXHIBIT
- ------------------------------------------------------------------------------------
           4.1       -- Restated Certificate of Incorporation of the Company, as
                        amended (incorporated by reference to Exhibit 4.1 to the
                        Registration Statement on Form S-3 (Registration No.
                        33-52853), as filed by the Company on March 28, 1994).
           4.2       -- By-Laws of the Company (incorporated by reference to Exhibit
                        4.2 of the Company's Registration Statement on Form S-8
                        (Registration No. 33-54241), as filed by the Company on June
                        23, 1994).
           5         -- Opinion of Hubert Gentry, Jr., Senior Vice President,
                        General Counsel and Secretary of the Company as to the
                        legality of the shares of Common Stock being offered.
          23.1       -- Consent of Coopers & Lybrand, L.L.P..
          23.2       -- Consent of Hubert Gentry, Jr., Senior Vice President,
                        General Counsel and Secretary of the Company (included in
                        Exhibit 5).
          24.1       -- Powers of Attorney of each of the directors and officers of the Company whose name appears on the signature pages
                        hereof.